SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 7, 1996



                                    PHC. Inc.
             (Exact name of registrant as specified in its charter)




           Massachusetts                 0-23524               04-2601571

          (State or other               (Commission         (I.R.S. Employer
           jurisdiction of               File Number)        Identification No.)
           incorporation)






                  200 Lake Street Suite 102. Peabody, MA 01960
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:         (508) 536-2777

   Item 5.   Other Events.

     On October 7, 1996, PHC, Inc., (the "Company") issued $3,125,000 principal amount of its 7% Convertible Debentures (the "Debentures") for a purchase price of $2,500,000 to two accredited nvestors. A Consulting Fee of $100,000 was paid by the Company to Alpine Capital, Inc. in connection with the transaction. The shares were sold under the exemption from registration afforded by Section 4(2) under the Securities Act of 1933 in reliance on investment representations and other representations made by the Purchasers in connection with the sale. On October 7, 1996, the closing price of the Company's Class A Common Stock as reported in the Wall Street Journal was $6.75 per share.

     The principal amount of the Debentures bear interest at the rate of 7% per year and is payable on September 30, 1998. The Debentures are convertible into Class A Common Stock of the Company at a conversion rate equal to the lesser of $8.50 (subject to adjustment in the case of certain dilutive issuances) and the average closing bid price of the Company's Common Stock as reported on Nasdaq for the five trading days immediately preceding the date of conversion. The Purchasers may convert up to 50% of the Debentures commencing on the 60th day following the date of issuance provided that a Registration Statement covering the sale of the Class A Common Stock into which the Debentures are convertible has been declared effective by the Securities and Exchange Commission, and up to 100% of the Debentures commencing on the 90th day following the date of issue. The Purchasers are entitled to request on one occasion prior to April 7, 1997 that the Class A Common Stock issued on conversion of the Debentures be registered on Form S-8, and if so requested, the Company is obligated to file a registration statement covering such shares within 45 days after the date of request. The Purchasers made such a request on October 7, 1996. In the event that (i) the Company fails to issue Class A Common Stock promptly after a requested conversion or (ii) the Registration Statement described above is not declared effective within certain stated periods after the issuance of the Debentures, the Company is obligated to pay certain cash damages to the Purchasers. In addition, the Purchasers have a right of first refusal to purchase certain newly issued securities of the Company for a period of 180 days following issuance of the Debentures.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     4.7 Regulation D Securities Subscription Agreement among PHC, Inc. and Infinity Investors Ltd. and Seacrest Capital Limited dated October 7, 1996

     4.8 7% Convertible Debenture issued to Infinity Investors Ltd. in the principal amount of $1,875,000 4.9 7% Convertible Debenture issued to Seacrest Capital Limited in the principal amount of $1,250,000

     4.10 Book Entry   Transfer   Agent   Agreement  among  PHC,  Inc., Infinity
          Investors Ltd., Seacrest Capital Limited and American Stock Transfer & Trust Company dated October 7, 1996

     4.11 Registration Rights Agreement among PHC, Inc., Infinity Investors Ltd. and Seacrest Capital Limited dated October 7, 1996

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHC, INC.



Date: October ______ 1996           BY:  ______________________________
                                          Bruce A. Shear
                                          President

                                 EXHIBIT INDEX

Exhibit     Document

     4.7 Regulation D Securities Subscription Agreement among PHC, Inc. and Infinity Investors Ltd. and Seacrest Capital Limited dated October 7, 1996

     4.8 7% Convertible Debenture issued to Infinity Investors Ltd. in the Principal amount of $1,975,000

     4.9  7% Convertible  Debenture  issued to Seacrest  Capital  Limited in the
          principal   amount  of  $1,250,000

     4.10 Book  Entry  Transfer  Agent  Agreement  among  PHC,  Inc.,   Infinity
          Investors Ltd., Seacrest Capital Limited and American Stock Transfer & Trust Company dated October 7,
          1996

     4.11 Registration Rights Agreement among PHC, Inc., Infinity Investers Ltd. and Seacrest Capital Limited dated October 7, 1996 99